UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2011

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor Salt Lake City, Utah		84133
(Address of Principal Executive Office)		(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Description of Common Stock.

Zions Bancorporation is filing this Form 8-K for the purpose of providing, in one document, a description of its common stock. In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, Zions Bancorporation will incorporate by reference the description of its common stock set forth below into registration statements on Form S-3 and Form S-8 filed under the Securities Act of 1933 in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF ZIONS BANCORPORATION COMMON STOCK

We may offer from time to time shares of our common stock. We may also offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Voting Rights

Unless otherwise provided in our articles of incorporation, in the Utah Revised Business Corporation Act (the “UBCA”), or other applicable law, the holders of common stock of Zions are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Zions common stock do not have cumulative voting rights.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends when and if declared by the Zions board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Zions. Holders of Zions common stock have no preemptive or conversion rights.

Certain Provisions of Utah Law and of Our Articles of Incorporation and Bylaws

Zions is incorporated under the laws of the State of Utah and, accordingly, the rights of our shareholders are governed by our articles of incorporation, our bylaws and the laws of the State of Utah, including the UBCA.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Provisions Regarding Election/Removal of Directors

Our articles of incorporation provide that, while shareholders generally may act by written consent, consents from 100% of our shareholders are required to elect directors by written consent. Our articles of incorporation and bylaws do not authorize cumulative voting for directors.

Our bylaws also provide that a vacancy on the board of directors may be filled by the shareholders or the board of directors. However, if the directors remaining in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. Our articles of incorporation further provide that, while the shareholders may remove any director for or without cause, it may only be done with the affirmative vote of the holders of two-thirds of the outstanding shares then entitled to vote at an election of directors.

Advance Notice Requirements for Director Nominations and Presentation of Business at Meetings

Our bylaws specify a procedure for shareholders to follow in order to bring business before an annual meeting of the shareholders. Generally, notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of Zions at any annual meeting of shareholders must be delivered to Zions at least 120 days, but not more than 150 days, prior to the date Zions’ proxy statement was released to shareholders in connection with the annual meeting for the preceding year. The notice must also provide certain information set forth in Zions’ bylaws.

Restrictions on Certain Business Transactions

Our articles of incorporation provide that certain business transactions with a person who owns, directly or indirectly, over 10% of our outstanding stock must be approved by a majority vote of the continuing directors or a shareholder vote of at least 80% of our outstanding voting shares. Such business transactions include mergers, consolidations, sales of all or more than 20% of the corporation’s assets, issuance of securities of the corporation, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the corporation. Zions is also subject to the Utah Control Shares Acquisitions Act, which limits the ability of persons acquiring more than 20% of Zions’ voting stock to vote those shares absent approval of voting rights by the holders of a majority of all shares entitles to be cast, excluding all interested shares.

Outstanding Preferred Stock and Blank Check Preferred Stock

Our articles of incorporation provide for 4,400,000 shares of preferred stock. Holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. As of the date of this Current Report on Form 8-K, we had issued and outstanding 59,460 shares of our Series A Preferred Stock, 539,066 shares of our Series C Preferred Stock, 1,400,000 shares of our Series D Preferred Stock and 142,500 shares of our Series E Preferred Stock, in each case with a $1,000 liquidation preference per share. Under the terms of the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (collectively, our Preferred Stock), our ability to declare or pay dividends on or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on our Preferred Stock. In addition, prior to November 14, 2011, unless we have redeemed all of the Series D Preferred Stock or the U.S. Treasury has transferred all of the Series D Preferred Stock to third-parties, the consent of the U.S. Treasury will be required for us to, among other things, increase our quarterly common stock dividend above $0.32 except in limited circumstances. Additionally, the existence of authorized but unissued shares of preferred may enable the board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board determines that a takeover proposal is not in the best interests of Zions, the board could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Zions.

Supermajority Vote for Certain Amendments to Articles of Incorporation

Our articles of incorporation provide that they may be amended, altered, changed or repealed in any manner prescribed by statute. The UBCA permits an amendment of the articles of incorporation by approval of a majority of the board of directors and a majority of the outstanding common stock entitled to vote. However, our articles of incorporation further provide that the affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote shall be required to amend, alter, change or repeal the third paragraph of Article IX (regarding the removal of directors), or any provision of Articles X (regarding quorum requirement and management of Zions by the board) or XVI (regarding amendment of our articles of incorporation) or any other provision of our articles of incorporation if the amendment, alteration, change or repeal would restrict, limit or alter the power or authority of the board of directors or any other officer or agent of Zions; would vest any powers of Zions in any other officer or agent other than the board of directors, or officers and agents appointed by or under the authority of the board of directors; would require the approval of any shareholders in order for the board of directors or any officer or agent to take any action; or would change the number of directors, the quorum requirements for any meeting of the board of directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meetings.

Indemnification and Liability Elimination Provisions

Under our articles of incorporation, directors are not personally liable to us or our shareholders for monetary damages for breaches of fiduciary duty as a director, except (1) for breach of the director’s duty of loyalty to Zions or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, or (3) any transaction from which the director derived an improper personal benefit.

The UBCA and our bylaws provide that we may indemnify a director, officer, employee or agent if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Zions and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Listing; Exchange, Transfer Agent and Registrar

Our common stock is listed on the Nasdaq Global Select Market. The transfer agent and registrar for our common stock is Zions First National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: April 4, 2011	By:	/s/ Thomas E. Laursen
Thomas E. Laursen Executive Vice President and General Counsel